Exhibit 16
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L                        LIVINGSTON, WACHTELL & CO., LLP
 W                        Certified Public Accountants
                29 Broadway, 25th Floor  New York, NY 100006-3208
              Tel 212-480-0200 o Fax 212-480-1321 o www.lwccpa.com
                                Established 1919




                                                               December 28, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated December 28, 2004 of Sea Sun Capital Corporation f/k/a/ Alpha Holding, Inc. and are in agreement with the statements contained in the first, third, fourth and fifth paragraphs of that Item. We have no basis to agree or disagree with any other statements of Sea Sun Capital Corporation f/k/a/ Alpha Holding, Inc. contained therein.

                                             Very truly yours,



                                             /s/ Livingston, Wachtell & Co., LLP






cc: Sea Sun Capital Corporation